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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) November 29, 2000


                    TELELOGIC CONFIGURATION MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                    000-26797               43-1070080
(State or other Jurisdiction         (Commission              (IRS Employer
      of Incorporation)              File Number)          dentification Number)


     9401 JERONIMO ROAD, IRVINE CA                                 92618
(Address of principal executive offices)                         (Zip Code)


                                 (949) 830-8022
              (Registrant's telephone number, including area code)


                         CONTINUUS SOFTWARE CORPORATION
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On December 8, 2000, the registrant, formerly known as Continuus Software Corporation, a Delaware corporation (the "Company"), became a wholly owned subsidiary of Telelogic AB, a company organized under the laws of Sweden ("Telelogic"), through the transactions described below in this Item 1 (collectively, the "Transaction"). In connection with the Transaction, the Company's name was changed to Telelogic Configuration Management, Inc.

THE TENDER OFFER. On October 30, 2000, a Tender Offer Statement on Schedule TO (as amended on November 13, 2000, November 16, 2000, November 22, 2000, November 29, 2000 and December 6, 2000, the "Schedule TO") was filed with the Securities and Exchange Commission by Telelogic and Raindrop Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Telelogic ("Purchaser"). The Schedule TO related to the offer by Purchaser to purchase all outstanding shares of common stock of the Company, par value $.001 per share (the "Shares"), at a purchase price of $3.46 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 30, 2000 (as amended and supplemented, the "Offer to Purchase") and in the related Letter of Transmittal (which, together with the Offer to Purchase, collectively constituted the "Offer"). The Offer, as amended, expired by its terms at 12:00 midnight, New York City time, on November 28, 2000. On November 29, 2000, all conditions to the Offer having been satisfied, Purchaser accepted for payment all Shares tendered pursuant to the Offer and announced commencement of a subsequent offering period with an expiration date of 5:00 p.m., New York City time, on December 5, 2000. At the expiration of the subsequent offering period, approximately 10,056,256 Shares were validly tendered and not withdrawn pursuant to the Offer. Such Shares constituted approximately 90.66% of the outstanding Shares and total cash consideration paid for such tendered Shares was approximately $34.8 million. Details with respect to the sources of this consideration are set forth in Item 7 of the Schedule TO, which is hereby incorporated by reference in this report.

THE MERGER. On December 8, 2000, pursuant to an Agreement and Plan of Merger dated as of October 25, 2000, Purchaser was merged with and into the Company (the "Merger"). Pursuant to the terms of the Merger, at the effective time, each Share issued and outstanding immediately prior to the effective time, other than Shares held in the treasury of the Company or Shares owned by Purchaser, any other wholly owned subsidiary of Parent or any wholly owned subsidiary of the Company (the "Remaining Shares"), was converted into and exchanged for the right to receive $3.46 in cash, subject to the rights of holders of the Remaining Shares to seek appraisal of the fair market value thereof pursuant to Section 262 of the General Corporation Law of the State of Delaware. Each share of common stock of Purchaser issued and outstanding immediately prior to the Effective Time was converted into one share of common stock, par value $.001 per share, of the Company. As a result of the Merger, the separate corporate existence of Purchaser was terminated. The Company, as the surviving corporation, became a wholly owned subsidiary of Telelogic. Effective as of December 8, 2000, the name of the Surviving Corporation was changed to Telelogic Configuration Management, Inc.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    EXHIBIT                          DESCRIPTION
    -------                          -----------

     1.1 Agreement and Plan of Merger, dated as of October 25, 2000, among the Company, Telelogic and Purchaser (incorporated by reference to Exhibit
          (d)(1) to the Tender Offer Statement on Schedule TO filed by Telelogic and Purchaser in relation to the Company on October 30, 2000).

     3.1 Certificate Of Ownership And Merger, Merging Raindrop Acquisition Corporation (A Delaware Corporation) With And Into Continuus Software Corporation.

    99.1 Press Release dated December 11, 2000 announcing the closing of the Transaction.

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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Telelogic Configuration Management, Inc.


                                        /s/ Hakan Rippe
                                        ----------------------------------------
                                            Hakan Rippe
                                            Executive Vice President


December 11, 2000

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                                  EXHIBIT INDEX

Exhibits identified in parentheses below, on file with the Securities and Exchange Commission, are incorporated herein by reference as exhibits hereto.


    EXHIBIT                          DESCRIPTION
    -------                          -----------

     1.1 Agreement and Plan of Merger, dated as of October 25, 2000, among the Company, Telelogic and Purchaser (incorporated by reference to Exhibit
          (d)(1) to the Tender Offer Statement on Schedule TO filed by Telelogic and Purchaser in relation to the Company on October 30, 2000).

     3.1 Certificate Of Ownership And Merger, Merging Raindrop Acquisition Corporation (A Delaware Corporation) With And Into Continuus Software Corporation.

    99.1 Press Release dated December 11, 2000 announcing the closing of the Transaction.